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[CNA SURETY LOGO]

FOR IMMEDIATE RELEASE
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CONTACT:    John Corcoran, 312/822-1371
            Doreen Lubeck, 773/583-4331

                      DOUGLAS W. HINKLE JOINS CNA SURETY AS
                           CHIEF UNDERWRITING OFFICER

CHICAGO, MARCH 8, 2004 - Today, John F. Welch, president and chief executive officer of CNA Surety Corporation (NYSE: SUR) announced that Douglas W. Hinkle has joined CNA Surety as chief underwriting officer.

Mr. Hinkle comes to CNA Surety with more than 25 years of insurance experience. Most recently, he was a regional director with St. Paul Surety, a segment of The St. Paul Companies, Inc., where he led underwriting, marketing and operations for its Western region. He joined St. Paul Surety with St. Paul's purchase of the renewal rights to Fireman's Fund surety book back in December of 2001. Prior to the purchase, Mr. Hinkle was in charge of all underwriting, marketing and administrative functions for the western territory which represented roughly half of the company's surety writings.

"Doug has an impressive track record of surety underwriting and management," said Mr. Welch. "His knowledge of the industry coupled with his broad-based professional accomplishments will certainly be assets to our surety customers and shareholders."

CNA Surety Corporation is the largest publicly traded surety company in the country. Through its principal subsidiaries, Western Surety Company and Universal Surety of America, CNA Surety provides surety and fidelity bonds in all 50 states through a combined network of approximately 34,000 independent agencies. For more information, visit us at www.cnasurety.com.

CNA is a registered service mark, trade name and domain name of CNA Financial Corporation.


FORWARD-LOOKING STATEMENT


The statements contained in this press release, which are not historical facts, are forward-looking statements. When included in this press release, the words "believes," "expects," "intends," "anticipates," "estimates," and analogous expressions are intended to identify forward-looking statements. Forward-looking statements include expected developments in the business of CNA Surety (the "Company"); the Company's expectations concerning its revenues, earnings, expenses and investment activities; expected cost savings and other results from the Company's expense reduction and restructuring activities; and the Company's proposed actions in response to trends in its business.


Such statements, and the financial condition and results of operations of the Company and the price of the Company's common stock, are subject to a variety of inherent risks and uncertainties. These risks and uncertainties could cause actual results to differ materially from those projected. Such risks and uncertainties include, among others: general economic and business conditions; changes in financial markets such as fluctuations in interest rates, long-term periods of low interest rates, credit conditions and currency, commodity and stock prices; the effects of corporate bankruptcies, such as Enron and WorldCom, on surety bond claims, as well as on capital markets; changes in foreign or



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domestic political, social and economic conditions; regulatory initiatives and compliance with governmental regulations; judicial decisions and rulings, including interpretation of policy provisions, trends in litigation and the outcome of any litigation involving the Company; changes in tax laws and regulations; regulatory limitations and restrictions upon the Company and its insurance subsidiaries; the impact of competitive products, policies and pricing and the competitive environment in which the Company operates, including changes in the Company's books of business; product and policy availability and demand and market responses, including the level of ability to obtain rate increases and decline or non-renew underpriced accounts, to achieve premium targets and profitability and to realize growth and retention estimates; development of claims and the impact on loss reserves, including changes in claim settlement practices; the performance of reinsurance companies under reinsurance contracts with the Company; results of financing efforts, including the availability of bank credit facilities; changes in the Company's composition of operating segments; the sufficiency of the Company's loss reserves and the possibility of future increases in reserves; the possibility of changes in the Company's ratings by ratings agencies, including the inability to access certain markets or distribution channels and the required collateralization of future payment obligations as a result of such changes, and changes in rating agency policies and practices; and various other matters and risks (many of which are beyond the Company's control) detailed in the Company's Securities and Exchange Commission filings.


These forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release any updates or revisions to any forward-looking statement contained in this press release to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.


This press release may also contain financial measures that are not in accordance with generally accepted accounting principles (GAAP). For reconciliations of non-GAAP measures to the most comparable GAAP measures, refer to this press release and the financial supplement posted on the Company's website.

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